UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 6, 2025

BROADSTONE NET LEASE, INC.
(Exact name of Registrant as Specified in Its Charter)

Maryland	001-39529	26-1516177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 High Point Drive Suite 300
Victor, New York		14564
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: 585 287-6500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00025 par value	BNL	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.
On October 6, 2025, Broadstone Net Lease, Inc. (the “Company”) issued a press release announcing that it will release its financial and operating results for the quarter ended September 30, 2025 after the market closes on Wednesday, October 29, 2025. The Company will host its earnings conference call and audio webcast on Thursday, October 30, 2025 at 11:00 a.m. Eastern Time. A copy of the release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information set forth in this item 7.01 and in the attached Exhibit 99.1 is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18, nor shall such information be deemed to be incorporated by reference in any filing pursuant to the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release dated October 6, 2025
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADSTONE NET LEASE, INC.

Date:	October 6, 2025	By:	/s/ John D. Callan, Jr.
Name: John D. Callan, Jr. Title: Senior Vice President, General Counsel and Secretary